   As filed with the Securities and Exchange Commission on October 11, 1996.

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                            STERLING COMMERCE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                  75-2623341
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                   8080 North Central Expressway, Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------

          Albert K. Hoover                       With a copy to:
          Vice President, Legal
        Sterling Commerce, Inc.                 James E. O'Bannon
          4600 Lakehurst Court             Jones, Day, Reavis & Pogue
           Dublin, Ohio  43016               2300 Trammell Crow Center
             (614) 793-7000                      2001 Ross Avenue
                                               Dallas, Texas  75201
     (Name, address, including zip code, and      (214) 220-3939
      telephone number, including area code,
                of agent for service)

                               ----------------

Approximate date of commencement of proposed sale to the public: The securities being registered on this Form are to be offered and sold from time to time after the effective date of the Registration Statement by certain selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                 ------------.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                            ------------.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==============================================================================

                                         Proposed     Proposed
                                          Maximum     Maximum
Title of                       Amount    Offering    Aggregate     Amount of
Securities to                  to be     Price per    Offering    Registration
be Registered                Registered  Share (1)   Price (1)       Fee (1)

-------------------------------------------------------------------------------

Common Stock, par value       2,515,786   $29.875   $75,159,107        $22,776
 $0.01 per share...........
===============================================================================

  (1) Estimated solely for the purpose of calculating the registration fee Under Rule 457(c) upon the basis of the average high and low prices of shares of Common Stock on the Composite tape of the New York Stock Exchange, Inc. on October 4, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                 Subject to Completion, Dated October 11, 1996


PROSPECTUS

                               2,515,786 Shares

                            STERLING COMMERCE, INC.

                                 Common Stock

    This Prospectus relates to 2,515,786 shares (the "Shares") of Common Stock, par value $0.01 per share ("Common Stock"), of Sterling Commerce, Inc. ("Sterling Commerce" or the "Company") which may be offered by the selling stockholders named herein (the "Selling Stockholders") from time to time. The Company will receive no part of the proceeds from sales of the Shares.


    The Shares are listed on the New York Stock Exchange (the "NYSE") under the trading symbol "SE." On October 10, 1996, the closing price of the Common Stock on the NYSE was $31.0.


    The Shares will be sold either directly by the Selling Stockholders or through underwriters, brokers, dealers, or agents. At the time any particular offer of Shares is made, if and to the extent required, the specific number of Shares offered, the name of the Selling Stockholder making the offer, the offering price, and the other terms of the offering, including the names of any underwriters, brokers, dealers, or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers, or agents, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.


    Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions made on the NYSE in transactions involving ordinary and customary brokerage commissions.


    The Company will bear all expenses incurred in connection with offers and sales of the Shares pursuant to this Prospectus (estimated at approximately $36,000), except the Selling Stockholders will pay any underwriting discounts and commissions, and transfer taxes incurred in connection therewith.

                               ----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------



                The date of this Prospectus is October __, 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York
10005, on which exchange the Common Stock is listed.

    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Prospectus (i) the Company's Registration Statement on Form S-1 (Registration No. 33-80595); (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996; (iii) the Company's Current Reports on Form 8-K dated May 29, 1996, September 23, 1996 and September 30, 1996; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-14196), filed February 9, 1996.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Sterling Commerce, Inc., 4600 Lakehurst Court, Dublin, Ohio 43016, Attention: Albert K. Hoover, Vice President, Legal (telephone: (614) 793-7000).

                                  THE COMPANY

    Sterling Commerce is a leading provider of electronic data interchange and other electronic commerce products and services worldwide. The Company develops, markets and supports electronic commerce software products and provides electronic commerce network services that enable businesses to engage in business-to-business electronic communications and transactions. The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.



                             SELLING STOCKHOLDERS

    The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Stockholders which are covered by this Prospectus. The number of shares of Common Stock offered pursuant to this Prospectus for the account of each of the Selling Stockholders equals the total number of shares of Common Stock owned by each of the Selling Stockholders as of September 30, 1996.


                                              Common Stock
                                            Ownership Prior
                                         to the Offering (1)(2)
                                         ----------------------
      Name of Selling Stockholder         Number    Percentage
---------------------------------------  ---------  -----------
  Evan A. Wyly (3)                         134,478       *
  Tallulah Ltd. (4)                        220,753       *
  Brush Creek Ltd. (5)                     408,619       *
  Maverick Entrepreneurs Fund, Ltd. (4)(5) 477,780       *
  Martha Caroline Wyly Trust (5)(6)        175,862       *
  Charles J. Wyly, III Trust (5)(6)        175,862       *
  Emily Ann Wyly Trust (5)(6)              175,861       *
  Jennifer Lynn Wyly Trust (5)(6)          175,862       *
  Laurie L. Wyly Revocable Trust (4)(7)    155,475       *
  Lisa Wyly Revocable Trust (4)(7)         151,973       *
  Kelly Wyly Elliott Trust (4)(7)          152,131       *
  Andrew David Sparrow Wyly Trust (4)(7)    55,565       *
  Christiana Parker Wyly Trust (4)(7)       55,565       *

-------------------
*    Indicates shares held are less than 1% of class. See notes 4 and 5 below.
(1)  Based on 75,000,000 shares of Common Stock outstanding on September 30,
     1996.
(2)  Based on ownership as of September 30, 1996.
(3)  Mr. Evan A. Wyly is a member of the Board of Directors of the Company.
(4) Mr. Sam Wyly, in his capacities as the sole trustee of such trusts and as a general partner of such partnerships, is the beneficial owner of approximately 1.7% of the Common Stock.
(5) Mr. Charles J. Wyly, Jr., in his capacities as the sole trustee of such trusts and as a general partner of such partnerships, is the beneficial owner of approximately 2.1% of the Common Stock.
(6) The Trustee for this trust is Charles J. Wyly, Jr. Mr. Charles J. Wyly, Jr. is a member of the Board of Directors of the Company.
(7) The Trustee for this trust is Sam Wyly. Mr. Sam Wyly is a member of the Board of Directors of the Company.

                             PLAN OF DISTRIBUTION

     Offers and sales of Shares pursuant to this Prospectus may be effected by each of the Selling Stockholders from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such permitted transferees/or from the purchasers of the Shares for whom the may act as agent, (iv) the writing of options on the Shares,
(v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company will bear all expenses incurred in connection with offers and sales of the Shares pursuant to this Prospectus (estimated at approximately $36,000), except the Selling Stockholders will pay any underwriting discounts and commissions, and transfer taxes incurred in connection therewith.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas.


                                    EXPERTS

     The consolidated financial statements and financial statement schedule appearing in the Company's Registration Statement on Form S-1 (Registration No. 33-80595), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                          FORWARD-LOOKING INFORMATION

     This Prospectus (including the documents incorporated herein by reference) contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, relating to the operations and results of operations of the Company, competitive factors and pricing pressures, shifts in market demand, the performance and needs of the industries served by the Company, the costs of product development, general economic conditions and acts by third parties, as well as the other factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

No person has been authorized in connection with the offering hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person or by anyone in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                   ----------------------------------------



        TABLE OF CONTENTS
        -----------------

                                Page
                                ----

Available Information........     2

Incorporation of Certain
   Documents by Reference....     2

The Company..................     3

Use of Proceeds..............     3

Selling Stockholders.........     3

Plan of Distribution.........     4

Legal Matters................     4

Experts......................     4

Forward-Looking Information..     5



     2,515,786 SHARES



    STERLING COMMERCE,
           INC.



       COMMON STOCK



--------------------------------

          PROSPECTUS

---------------------------------



       October   , 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:


          Securities and Exchange Commission filing fee..   $22,776
          Printing expenses..............................     1,000
          Accounting fees and expenses...................     5,000
          Legal fees and expenses........................     6,000
          Miscellaneous..................................     1,224
                                                            -------
          Total..........................................   $36,000
                                                            =======

Item 15.  Indemnification of Directors and Officers

    The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and the Bylaws provide for various procedures relating thereto. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

    As authorized by the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

Item 16.  Exhibits

     4.1 Third Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

     4.2  Amended and Restated Bylaws of the Company (previously filed Exhibit
          3.2 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

     4.3 Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

     5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

    23.1  Consent of Ernst & Young LLP (filed herewith).

    23.2  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    24.1  Power of Attorney of the Company (filed herewith).

    24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

Item 17.  Undertakings

     A.  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 11, 1996.

                                    STERLING COMMERCE, INC.


                                    By:     /s/ STERLING L. WILLIAMS
                                         ---------------------------------
                                              Sterling L. Williams
                                           Chairman of the Board and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 11, 1996.

        Signatures                                         Title
        ----------                                         -----

/s/ STERLING L. WILLIAMS             Chairman of the Board and Chief Executive Officer; Director
---------------------------                      (Principal Executive Officer)
    Sterling L. Williams

  Jeannette P. Meier *               Executive Vice President, Chief Financial Officer, General
---------------------------                          Counsel and Secretary
   Jeannette P. Meier                     (Principal Financial and Accounting Officer)

       Sam Wyly *                                         Director
---------------------------
        Sam Wyly

   Charles J. Wyly, Jr. *                                 Director
---------------------------
    Charles J. Wyly, Jr.

       Evan A. Wyly *                                     Director
---------------------------
        Evan A. Wyly

     Robert E. Cook *                                     Director
---------------------------
      Robert E. Cook

     Honor R. Hill *                                      Director
---------------------------
      Honor R. Hill

*The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.



                                             /s/ ALBERT K. HOOVER
                                          -----------------------------
                                                 Albert K. Hoover
                                                 Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                             Description
-----------                             -----------


   4.1 Third Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

   4.2    Amended and Restated Bylaws of the Company (previously filed as
          Exhibit 3.2 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

   4.3 Specimen Common Stock certificate (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

   5.1    Opinion of Jones, Day, Reavis & Pogue (filed herewith).

  23.1    Consent of Ernst & Young LLP (filed herewith).

  23.2    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

  24.1    Power of Attorney of the Company (filed herewith).

  24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).